Exhibit 99.1

        YORK International Announces Third Quarter Results and Comments on Business Outlook; Results of $0.75 Per Share in Line with Previous Guidance

    YORK, Pa.--(BUSINESS WIRE)--Oct. 21, 2004--YORK International Corporation (NYSE:YRK) today reported net income of $31.3 million, or $0.75 per diluted share for the third quarter of 2004.
    Commenting on the third quarter results, President and Chief Executive Officer, C. David Myers, said, "In spite of larger than expected impacts from material cost increases, we delivered performance in line with our previous guidance and continued to improve the utilization of our working capital. In addition, we are pleased with the acceptance of our new products, particularly in residential and air handling."
    Net sales increased 14.9% from the third quarter of 2003 to $1.2 billion with every business segment delivering year-over-year increases. Income from operations was $49.1 million in the third quarter of 2004, highlighted by a 32.2% improvement at UPG.
    Net interest expense in the quarter was $10.9 million and income tax expense was $9.6 million.

    BUSINESS UNIT REVIEW

    GLOBAL APPLIED

    Sales for the Global Applied business grew 18.2% from the third quarter of 2003 to $877.5 million. Sales in the Americas were up 11.9% due to improved equipment volume and continued service growth. Sales increased 19.5% in EMEA driven by strong sales growth and the favorable translation impact of European currencies. Asia sales increased 36.1% with growth in every country.
    Income from operations in the third quarter was $44.4 million compared to $47.8 million in the prior year. Higher material costs globally, inefficiencies resulting from the YorkConnect deployment in North America, and pricing pressures in Europe and Asia more than offset volume leverage, productivity gains and pricing realization.
    The Global Applied backlog at the end of the quarter increased 12.9% from the prior year to $1.1 billion.

    UNITARY PRODUCTS

    UPG sales improved 9.8% to $227.9 million as compared to $207.5 million in the third quarter of 2003, with sales gains in every product category.
    Income from operations in the third quarter improved 32.2% to $24.9 million versus $18.8 million in the third quarter of 2003. Improvements in production efficiency, a more positive product mix, prices increases and operating leverage on higher volume more than offset material cost increases.

    BRISTOL

    Bristol's sales for the third quarter were up slightly from the prior year to $100.5 million. Lower sales to domestic customers were offset by increases in sales to international customers.
    Bristol's income from operations declined $2.0 million from the third quarter of 2003 to $0.2 million due to rising material costs and lower pricing.

    CORPORATE, ELIMINATIONS AND OTHER

    Corporate, eliminations and other expenses were $20.3 million as compared to $23.8 million in the third quarter of 2003, reflecting lower incentive compensation accruals, which more than offset incremental investments in VISTA and global IT infrastructure, and increased spending associated with Sarbanes-Oxley compliance.

    OUTLOOK

    Mr. Myers said, "Market volume growth and strong acceptance of our new products is reflected in our backlog increase in Global Applied of 12.9% and in our early October order rates in UPG. However, we continue to face the challenge of price realization.
    "Year to date operating performance improvements of 31.3% in UPG and 8.1% in Global Applied demonstrate the benefits of efficiency improvements, productivity increases, prior-years' restructuring and volume leverage, which more than offset escalating material costs. For the fourth quarter, we expect further escalation of material costs that will not be offset by price, volume, or the continued improvement in productivity and cost reductions."
    Mr. Myers continued, "For the fourth quarter of 2004, we expect earnings to be in the range of $0.60 to $0.70 per share. We are updating our full-year earnings guidance to a range of $2.20 to $2.30 per share, which includes the furnace remediation program and the favorable tax adjustment recorded in the second quarter. Our debt reduction target for the full year is $60 million, reflecting the impact of the fourth quarter expected results and increases in working capital to support our backlog.
    "Although we will not offset the net materials impact for the fourth quarter, we will continue to execute well and drive improvement throughout all our businesses. We will drive pricing improvements across the board to better position ourselves for 2005. My optimism about the performance of our business remains very high and our future results will deliver the benefits of the investments we have underway."
    YORK International will conduct a conference call to discuss third quarter performance and business outlook on Thursday, October 21, 2004, at 09:00 a.m. EST. The conference call will be available through a web broadcast on YORK International's web site at www.york.com.
    If you are unable to connect to the company's web site, you may listen via telephone, please call 1-973-935-8514 (code not required.) Please call five minutes prior to the scheduled start time.
    There will be a replay of the conference call beginning Thursday, October 21, 2004, at 11:00 a.m., continuing through until Monday, October 25, 2004, at 11:00 p.m. You may call 1-877-519-4471, code #524
9927.

    This press release and the earnings release conference call may contain non-GAAP financial measures that are reconciled to the most directly comparable GAAP measures on pages 8 and 9 of this press release. The company believes that providing this additional information provides a transparent view of core operational performance with and without the impact of special items in 2003. Management utilizes non-GAAP measures internally to assess historical and expected future performance of the company and as a basis for certain compensation arrangements. Special items in 2003 included restructuring costs, operating expenses related to restructuring initiatives, significant pension curtailments, and gain and loss on divestitures. Special items are the direct result of significant strategic actions initiated by management in 2003 to further reduce the company's overall cost structure and support implementation of the new geographic organization. These charges would not have been incurred if management did not initiate actions to reposition the company. Special items are deducted from GAAP measures (income from operations and income and earnings per share before cumulative effect of changes in accounting principles) to allow users of the company's financial information to identify the cost impact of management's significant strategic decisions on historical results.

    This release includes "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Factors that could affect results include estimates used in determining the expected cost of the furnace remediation program, rising material costs, economic and political environments, climatic conditions, work stoppages, litigation, product liability, currency, and regulatory and competitive pressures. Additional information regarding these risk factors and uncertainties is detailed in YORK's SEC filings.

    YORK International Corporation is a full-line, global provider of heating, ventilating, air conditioning and refrigeration (HVAC&R) products and services. YORK is the largest independent supplier of HVAC&R equipment in the United States and a leading competitor in the industry internationally. The company's products are sold in more than 125 countries and YORK has approximately 23,600 employees worldwide.



            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES
      Consolidated Condensed Statements of Operations (unaudited)


                         Three Months Ended      Nine Months Ended
                              Sept. 30,               Sept. 30,
(in thousands, except
 per share data)          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

Net sales              $1,159,274  $1,008,958  $3,320,349  $2,961,732
Cost of goods sold       (938,460)   (817,896) (2,702,804) (2,384,206)
                       ----------- ----------- ----------- -----------
  Gross profit            220,814     191,062     617,545     577,526
Selling, general, and
 administrative
 expenses                (171,720)   (163,032)   (514,548)   (468,860)
Restructuring and
 other charges, net            --     (12,140)         --     (61,294)
                       ----------- ----------- ----------- -----------
  Income from
   operations              49,094      15,890     102,997      47,372
Interest expense, net     (10,947)    (12,331)    (31,880)    (36,462)
Equity in earnings of
 affiliates                 2,826       2,160       7,545       5,725
                       ----------- ----------- ----------- -----------
  Income before income
   taxes and
   cumulative effect
   of change in
   accounting
   principle               40,973       5,719      78,662      16,635
(Provision) benefit
 for income taxes          (9,628)      4,264     (12,468)     (1,082)
                       ----------- ----------- ----------- -----------
  Income before
   cumulative effect
   of change in
   accounting
   principle               31,345       9,983      66,194      15,553
Cumulative effect of
 change in accounting
 principle                     --     (15,413)         --     (15,413)
                       ----------- ----------- ----------- -----------
  Net income (loss)    $   31,345  $   (5,430) $   66,194  $      140
                       =========== =========== =========== ===========
Diluted earnings
 (loss) per share:
  Income before
   cumulative effect
   of change in
   accounting
   principle           $     0.75  $     0.25  $     1.59  $     0.39
  Cumulative effect of
   change in
   accounting
   principle                   --       (0.38)         --       (0.39)
                       ----------- ----------- ----------- -----------
  Net income (loss)    $     0.75  $    (0.13) $     1.59  $       --
                       =========== =========== =========== ===========
Cash dividends per
 share                 $     0.20  $     0.15  $     0.60  $     0.45
                       =========== =========== =========== ===========
Diluted weighted
 average common shares
 and common
 equivalents
 outstanding               41,680      40,304      41,594      39,908



            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES
          Consolidated Condensed Balance Sheets (unaudited)


                                            September 30, December 31,
(in thousands)                                  2004         2003
                                            ------------- ------------
ASSETS

Current assets:
  Cash and cash equivalents                 $     33,771  $    49,650
  Receivables, net                               747,474      638,510
  Inventories                                    643,770      512,714
  Prepayments and other current assets           121,872      129,921
                                            ------------- ------------
    Total current assets                       1,546,887    1,330,795

Deferred income taxes                            105,759      107,566
Investments in affiliates                         34,905       28,200
Property, plant, and equipment, net              539,015      541,118
Goodwill                                         527,480      529,182
Intangibles, net                                  35,662       36,744
Deferred charges and other assets                104,995       99,530
                                            ------------- ------------
    Total assets                            $  2,894,703  $ 2,673,135
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current portion of
   long-term debt                           $     30,818  $    30,755
  Accounts payable and accrued expenses        1,010,996      899,093
  Income taxes                                    26,143       38,453
                                            ------------- ------------
    Total current liabilities                  1,067,957      968,301

Long-term warranties                              55,725       46,888
Long-term debt                                   643,931      582,027
Postretirement and postemployment benefits       242,234      249,912
Other long-term liabilities                       50,028       49,607
                                            ------------- ------------
    Total liabilities                          2,059,875    1,896,735

Stockholders' equity                             834,828      776,400
                                            ------------- ------------
    Total liabilities and stockholders'
     equity                                 $  2,894,703  $ 2,673,135
                                            ============= ============



            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES
     Supplemental Statement of Operations and Segment Information
                              (unaudited)


                                    Three Months Ended September 30,
                                  ------------------------------------
                                                              2003
                                                            Excluding
 (in thousands, except per share                             Special
  data)                              2004        2003         Items
                                  ----------- -----------  -----------
Revenue:
--------
Global Applied:
  Americas                        $  379,335  $  339,041   $  339,041
  EMEA                               384,498     321,888      321,888
  Asia                               176,845     129,927      129,927
  Intragroup sales                   (63,180)    (48,495)     (48,495)
                                  ----------- -----------  -----------
                                     877,498     742,361      742,361
Unitary Products Group               227,878     207,471      207,471
Bristol Compressors                  100,483      99,455       99,455
Eliminations                         (46,585)    (40,329)     (40,329)
                                  ----------- -----------  -----------
 Total                            $1,159,274  $1,008,958   $1,008,958
                                  =========== ===========  ===========

Income from Operations:
-----------------------
Global Applied:
  Americas                        $   11,457  $   15,663   $   15,663
  EMEA                                11,888      11,710       11,710
  Asia                                21,029      20,381       20,381
                                  ----------- -----------  -----------
                                      44,374      47,754       47,754
Unitary Products Group                24,859      18,807       18,807
Bristol Compressors                      187       2,204        2,204
Corporate, eliminations, and
 other                               (20,326)    (23,808)     (23,808)
Charges and other expenses                --     (29,067) A        --
                                  ----------- -----------  -----------
 Total                            $   49,094  $   15,890   $   44,957

Interest expense, net                (10,947)    (12,331) A   (11,431)

Equity in earnings of affiliates       2,826       2,160        2,160
                                  ----------- -----------  -----------
Income before income taxes and
 cumulative effect of change in
 accounting principle                 40,973       5,719       35,686

(Provision) benefit for income
 taxes                                (9,628)      4,264       (5,886)
                                  ----------- -----------  -----------
Income before cumulative effect
 of change in accounting
 principle                        $   31,345  $    9,983   $   29,800
                                  =========== ===========  ===========
Diluted earnings per share:
 Income before cumulative effect
  of change in accounting
  principle                       $     0.75  $     0.25   $     0.74
                                  =========== ===========  ===========
Weighted average diluted shares       41,680      40,304       40,304


 A -- Includes $12,772 of restructuring and other charges (of which $632 is recorded as part of cost of goods sold), $3,881 of operating expenses (recorded as part of cost of goods sold) related to the cost reduction actions, $12,414 of curtailment costs (recorded as part of selling, general, and administrative expenses), and $900 of fees related to the repayment of sale leaseback obligation (recorded as part of interest expense).



            YORK INTERNATIONAL CORPORATION AND SUBSIDIARIES
     Supplemental Statement of Operations and Segment Information
                              (unaudited)


                                    Nine Months Ended September 30,
                                 -------------------------------------
                                                              2003
                                                            Excluding
(in thousands, except per share                              Special
 data)                              2004         2003         Items
                                 -----------  -----------  -----------
Revenue:
--------
Global Applied:
  Americas                       $1,106,558   $  999,293   $  999,293
  EMEA                            1,067,322      919,642      919,642
  Asia                              443,114      352,033      352,033
  Intragroup sales                 (167,641)    (143,113)    (143,113)
                                 -----------  -----------  -----------
                                  2,449,353    2,127,855    2,127,855
Unitary Products Group              666,384      593,962      593,962
Bristol Compressors                 352,926      375,854      375,854
Eliminations                       (148,314)    (135,939)    (135,939)
                                 -----------  -----------  -----------
 Total                           $3,320,349   $2,961,732   $2,961,732
                                 ===========  ===========  ===========

Income from Operations:
-----------------------
Global Applied:
  Americas                       $   36,456   $   29,722   $   29,722
  EMEA                               26,479       24,750       24,750
  Asia                               52,685       52,497       52,497
                                 -----------  -----------  -----------
                                    115,620      106,969      106,969
Unitary Products Group               67,076       51,076       51,076
Bristol Compressors                   8,507       25,463       25,463
Corporate, eliminations, and                 A
 other                              (88,206)     (54,053)     (54,053)
Charges and other expenses               --      (82,083) B         -
                                 -----------  -----------  -----------
 Total                           $  102,997   $   47,372   $  129,455

Interest expense, net               (31,880)     (36,462) B   (35,562)

Equity in earnings of affiliates      7,545        5,725        5,725
                                 -----------  -----------  -----------
Income before income taxes and
 cumulative effect of change in
 accounting principle                78,662       16,635       99,618

Provision for income taxes          (12,468)      (1,082)     (20,910)
                                 -----------  -----------  -----------
Income before cumulative effect
 of change in accounting
 principle                       $   66,194   $   15,553   $   78,708
                                 ===========  ===========  ===========
Diluted earnings per share:
 Income before cumulative effect
  of change in accounting
  principle                      $     1.59   $     0.39   $     1.97
                                 ===========  ===========  ===========
Weighted average diluted shares      41,594       39,908       39,908


 A -- Includes a charge of $20,000 to record the estimated liability associated with the UPG furnace remediation program.
   -- Includes a reduction in net periodic postretirement benefit cost of $986 (the first, second and third quarter amounts) of the $1,315 annual reduction, reflecting our retroactive application of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

 B -- Includes $65,036 of restructuring and other charges (of which $3,742 is recorded as part of cost of goods sold), $4,633 of operating expenses (recorded as part of cost of goods sold) related to the cost reduction actions, $12,414 of curtailment costs (recorded as part of selling, general, and administrative expenses), and $900 of fees related to repayment of sale leaseback obligation (recorded as part of interest expense).


    CONTACT: YORK International Corporation
             Helen Marsteller, 717-771-7451